As filed with the Securities and Exchange Commission on October 9, 2025

Registration No. 333-272757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hesai Group
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

10th Floor, Building A

No. 658 Zhaohua Road, Changning District

Shanghai 200050

People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Amended and Restated 2021 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Peng Fan Chief Financial Officer Hesai Group 10th Floor, Building A No. 658 Zhaohua Road, Changning District Shanghai 200050 People’s Republic of China +86 21 3158-8240	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely for the purpose of updating Exhibit 10.1 to this registration statement on Form S-8 (Registration No. 333-272757), or the Registration Statement, and amending the exhibit index of the Registration Statement, to reflect that the 2021 Share Incentive Plan has been amended and restated with effect from September 16, 2025, the date on which the Registrant’s Class B ordinary shares were listed on the Main Board of the Hong Kong Stock Exchange. The Amended and Restated 2021 Share Incentive Plan is filed herewith as Exhibit 10.1, replacing the original 2021 Share Incentive Plan filed as Exhibit 10.1. No additional securities are being registered. No changes have been made to the Registration Statement other than this explanatory note and the exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note and the amended exhibit index of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-269247))

4.2	Registrant’s Specimen Certificate for Class B ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-269247))

4.3†	Deposit Agreement by and among the Registrant, the depositary and the holders and beneficial owners of the American depositary shares issued thereunder, dated February 8, 2023

5.1†	Opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Class B ordinary shares being registered

10.1*	Amended and Restated 2021 Share Incentive Plan

23.1†	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107†	Filing Fee Table

* Filed herewith.

† Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on October 9, 2025.

Hesai Group

By:	/s/ Yifan Li

	Name:	Yifan Li
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of Jia Ren and Peng Fan constitutes and appoints, severally and not jointly, Yifan Li with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities as indicated on October 9, 2025.

Signature	Title

/s/ Yifan Li	Director and Chief Executive Officer
Yifan Li	(Principal Executive Officer)

*	Director
Kai Sun

*	Director
Shaoqing Xiang

*	Director
Cailian Yang

*	Director
Yi Zhang

*	Director
Jie Chen

/s/ Jia Ren	Director
Jia Ren

/s/ Peng Fan	Chief Financial Officer
Peng Fan	(Principal Financial and Accounting Officer)

*By:	/s/ Yifan Li
	Name:	Yifan Li
	Capacity:	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Hesai Group, has signed this registration statement or amendment thereto in New York, New York on October 9, 2025.

Authorized U.S. Representative
Cogency Global Inc.

By:	/s/ Collen A. De Vries
	Name:	Collen A. De Vries
	Title:	Senior Vice President